EXHIBIT 23.1


                               KYLE L. TINGLE, CPA








To Whom It May Concern:                                       October 1, 2002


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of September 18, 2002 accompanying the audited financial statements of Pro-Active Solutions, Inc., as at August 31, 2002, in the Form 10QSB with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC
















                    P.O. Box 50141, Henderson, Nevada 89016
                   Phone: (702) 434-8452, Fax: (702) 436-4218
                         e-mail: Ktingle@worldnet.att